Exhibit (n)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Apollo Investment Corporation of our report dated June 29, 2015 relating to the financial statements of Merx Aviation Finance LLC, which appears in the Annual Report on Form 10-K/A for the year ended March 31, 2015. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers

Dublin, Ireland

August 28, 2015